Exhibit 4.3

Execution Version

SECOND LIEN PLEDGE AGREEMENT

THIS SECOND LIEN PLEDGE AGREEMENT, dated as of October 6, 2010 (as amended, modified or supplemented from time to time, this “Agreement”), among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), TCEH Finance, Inc. (“TCEH Finance” and, together with the Company, the “Issuers”), a Delaware corporation and a direct, wholly-owned subsidiary of the Company, each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Issuers are referred to collectively as the “Pledgors”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Second Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee, the Issuers have issued the Notes;

WHEREAS, the Pledgors are party to the Second Lien Security Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified or replaced from time to time, the “Second Lien Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, each Subsidiary Pledgor is a direct or indirect wholly-owned Domestic Subsidiary of the Company and may be a guarantor of the Additional Second Lien Obligations; and

WHEREAS, (a) the Pledgors are, as of the date hereof, the legal and beneficial owners of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary directly held by any Pledgor following the date hereof (the “After-acquired Shares”), in each case subject to the terms herein, referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is, as of the date hereof, the legal and beneficial owner of the Indebtedness described in Schedule 1 hereto (together with any other Indebtedness owed to any Pledgor following the date hereof and required to be pledged pursuant to Section 11.04 of the Indenture or the equivalent provisions of any Additional Second Lien Agreement, the “Pledged Debt”);

NOW, THEREFORE, in consideration of the premises and to induce the holders of the Notes to purchase the Notes and to induce the holders of any Additional Second Lien Obligations to make their respective advances thereunder, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Second Lien Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b) Unless otherwise defined herein or in the Indenture, terms defined in the Second Lien Security Agreement shall have the meanings given to them in the Second Lien Security Agreement.

(c) “Agreement” shall have the meaning specified in the preamble.

(d) “Closing Date” shall mean October 6, 2010.

(e) “Domestic Subsidiary” shall mean each Subsidiary of the Company that is organized under the laws of the United States or any state thereof or the District of Columbia.

(f) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(g) “Foreign Subsidiary” shall mean each Subsidiary of the Company that is not a Domestic Subsidiary.

(h) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Second Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(i) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, clause and Schedule references are to Sections of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(j) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Lien Obligations, each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Second Lien Secured Parties, and grants to the Collateral Agent, for the benefit of the Second Lien Secured Parties, a lien on and a security interest in (the

“Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

Notwithstanding the foregoing, the Collateral for the Second Lien Obligations shall not include (i) any Excluded Stock and Stock Equivalents or any Excluded Property (as defined in the Second Lien Security Agreement) and (ii) property or assets to the extent the grant of a Lien therein is prohibited by any contract, agreement, instrument or indenture governing such property or asset without the consent of any other party thereto (other than a Security Party, the Parent Guarantor or a wholly owned subsidiary of a Security Party or the Parent Guarantor) unless such consent has been expressly obtained, or would give any other party (other than a Security Party, the Parent Guarantor or a wholly owned subsidiary of a Security Party or the Parent Guarantor) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clause (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clause (ii) above).

(d) Notwithstanding anything to the contrary in this Section 2, the term Collateral shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (d). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”), is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Government Authority) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Stock secures the Second Lien Obligations, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Second Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Second Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the Second Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Second Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Government Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this clause (d) shall limit the pledge of Stock and other securities from securing any Additional Second Lien Obligations that are not in respect of securities subject to regulation by the SEC.

3. Security for the Second Lien Obligations. This Agreement secures the payment of all the Second Lien Obligations of each Security Party. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Second Lien Obligations and would be owed by any of the Security Parties to any of the Second Lien Secured Parties under the Notes, each other Indenture Document and any Additional Second Lien Agreement then in effect but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Security Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Indenture or any Additional Second Lien Agreement then in effect and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a notice to the Collateral Agent describing the securities theretofore and then being pledged hereunder.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Liens created by this Agreement and Liens permitted under both (x) Section 4.12 of or as “Permitted Liens” under the Indenture and (y) under comparable provisions of each Additional Second Lien Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder on the Closing Date have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC) and, (i) in the case of certificated securities (A) upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Second Lien Obligations, in favor of the Collateral Agent for the benefit of the Second Lien Secured Parties (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of each Pledgor (in the case of the Stock of Foreign Subsidiaries, to the extent the creation and perfection of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) In the event that any Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial

Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will comply with Section 11.04 of the Indenture and the equivalent provision of each Additional Second Lien Agreement.

(c) In the event that any Equity Interests in any Foreign Subsidiary pledged hereunder are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person, unless the Equity Interests in such Foreign Subsidiary become represented by a certificate which is delivered to the Collateral Agent.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Collateral Agent, any Second Priority Representative (as defined in the Intercreditor Agreement), the Required Secured Parties or the required debtholders under any Additional Second Lien Agreement may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or any other Indenture Document, any Additional Second Lien Agreement or any agreement delivered in connection with any thereof.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by each of the Indenture, the Second Lien Security Agreement, each Additional Second Lien Agreement and each other agreement delivered in connection with any thereof, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and (as applicable) shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor (as applicable) and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default; provided that, unless otherwise directed by the Required Secured Parties, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) and each Pledgor shall be entitled to receive, retain and use all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Indenture and each Additional Second Lien Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Liens created by this Agreement and Liens permitted under both (x) under Section 4.12 of or as “Permitted Liens” under the Indenture and (y) under comparable provisions of each Additional Second Lien Agreement; provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the Indenture or any Additional Second Lien Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the Second Lien Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 11.04 of the Indenture and/or the equivalent provision of each Additional Second Lien Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any other Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Liens permitted under each of the Indenture and each Additional Second Lien Agreement and the Liens created by this Agreement), however arising, and any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Second Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Second Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and, subject to the terms of the Intercreditor Agreement, the Collateral Agent or such Second Lien Secured Party may pay the purchase price by crediting the amount thereof against the Second Lien Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 4.1 of the Intercreditor Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

13. Amendments, etc. with Respect to the Second Lien Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Second Lien Obligations made by the Collateral Agent or any other Second Lien Secured Party may be rescinded by such party and any of the Second Lien Obligations continued, (b) the Second Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Second Lien Secured Party, (c) the Indenture, any other Indenture Document, any Additional Second Lien Agreement and any other documents executed and delivered in connection with any thereof may be amended, modified, supplemented or terminated, in whole or in part, from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Second Lien Secured Party for the payment of the Second Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Second Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Second Lien Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Second Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Pledgor or any other Person, and any failure by the Collateral Agent or any other Second Lien Secured Party to make any such demand or to collect any payments from the Company or any Pledgor or any other Person or any release of the Company or any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Second Lien Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Indenture; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Second Lien Secured Parties and their respective successors, endorsees, transferees and assigns until all Second Lien Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full.

(b) Subject to the terms of the Intercreditor Agreement, a Pledgor shall automatically be released from its obligations hereunder and Security Interest in the Collateral of such Pledgor shall be automatically released (x) as it relates to the Guarantor Obligations, upon the consummation of any transaction permitted under the Indenture, as a result of which such Pledgor ceases to be a Guarantor and (y) as it relates to the Second Lien Obligations under any Additional Second Lien Agreement, upon the consummation of any transaction permitted under such Additional Second Lien Agreement, as a result of which such Pledgor ceases to be a guarantor under such Additional Second Lien Agreement pursuant to the applicable provision(s) of such Additional Second Lien Agreement.

(c) Subject to the terms of the Intercreditor Agreement, the Security Interest granted hereby in any Collateral shall be automatically released from the Liens of this Agreement (i) if (and to the extent) provided for in (A) Section 11.06 of the Indenture and (B) any applicable provision of any Additional Second Lien Agreement then in effect, (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 11.06 of the Indenture and any applicable provision of any Additional Second Lien Agreement then in effect and (iii) as otherwise may be provided in the Intercreditor Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens and Security Interest of this Agreement.

(d) In connection with any termination or release pursuant to the foregoing Section 14(a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Security Party or other Person and applied to the Second Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Second Lien Secured Party to such Security Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture (whether or not then in effect). All such notices to any holder of obligations under any Additional Second Lien Agreements shall be given at its address set forth in the Additional Second Lien Secured Party Consent to the Second Lien Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Company.

17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Agreement together with the Indenture, other Indenture Documents and each Additional Second Lien Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the Indenture and each Additional Second Lien Agreement.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Article 9 of the Indenture and any comparable provisions of any Additional Second Lien Agreement.

(b) Neither the Collateral Agent nor any Second Lien Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Second Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Second Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Second Lien Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Collateral Agent as Agent. Articles 6 and 7 of the Second Lien Security Agreement are incorporated herein, mutatis mutandis (to apply to this Agreement rather than to the Second Lien Security Agreement).

22. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Second Lien Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except pursuant to transactions expressly permitted by the Indenture.

24. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER THE INDENTURE DOCUMENT, OR ANY ADDITIONAL SECOND LIEN AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

25. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any other Indenture Document to which it is a party and any Additional Second Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Second Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 25 any special, exemplary, punitive or consequential damages.

26. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any of the other Indenture Documents and any Additional Second Lien Agreement to which it is a party;

(b) neither the Collateral Agent nor any other Second Lien Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement, any of the other Indenture Documents or any Additional Second Lien Agreement, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Second Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Indenture Documents or any Additional Second Lien Agreement or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Second Lien Secured Party or among the Pledgors and the Holders and any other Second Lien Secured Party.

27. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

28. Oncor Separateness.

(a) The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges (i) the legal separateness of the Issuers and the Pledgors from Oncor Holdings and its Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under Oncor and its Subsidiaries’ indentures have likely advanced funds thereunder in reliance upon the separateness of Oncor and its Subsidiaries (and in the case of the Oncor Credit Facility, Oncor Holdings and its Subsidiaries) from the Issuers and the Pledgors, (iii) that Oncor Holdings and its Subsidiaries have assets and liabilities that are separate from those of Energy Future Holdings Corp. and its other Subsidiaries, (iv) that the Second Lien Obligations owing under the Indenture, any other Indenture Document or any Additional Second Lien Agreement are obligations and liabilities of the Issuers and the Pledgors only, and are not the obligations or liabilities of Oncor Holdings or any of its Subsidiaries, (v) that the Second Lien Secured Parties shall look solely to the Issuers, the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of its Subsidiaries, for the repayment of any amounts payable pursuant to the Indenture, any other Indenture Document or any Additional Second Lien Agreement and for satisfaction of any other Second Lien Obligations owing to the Second Lien Secured Parties under the Indenture, and (vi) that none of Oncor Holdings or its Subsidiaries shall be personally liable to the Second Lien Secured Parties for any amounts payable, or any other liability, under the Indenture, any other Indenture Document or any Additional Second Lien Agreement.

(b) The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor, or any of their Subsidiaries, or against any of Oncor Holdings, Oncor’s, or any of their Subsidiaries’ assets. The Collateral Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that each of Oncor Holdings, Oncor, and their Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

29. Indemnity. Each Pledgor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, other than Excluded Taxes and any interest, penalties or expenses caused by the Collateral Agent’s gross negligence or willful misconduct.

30. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) the Liens granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the Liens granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement) as and to the extent set forth in the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, with respect to any Collateral, until the occurrence of the Discharge of Senior Obligations (as such term is defined in the Intercreditor Agreement), any obligation of the Company and any Subsidiary Pledgor hereunder or under any other Security Document with respect to the delivery or control of any Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be subject and subordinate to the rights of the Senior Collateral Agent (as such term is defined in the Intercreditor Agreement) pursuant to the Senior Collateral Documents (as such term is defined in the Intercreditor Agreement). To the extent that compliance by the Company or a Subsidiary Pledgor, as applicable, with any actions specified in the immediately proceeding sentence would (x) conflict with the exercise of or direction by the Senior Collateral Agent of comparable rights, (y) require delivery of collateral which can only be delivered to one Person or (z) be, under Applicable Law, prohibited or unable to be completed, then the applicable Pledgor shall not have to take any such actions so long as the applicable Pledgor is, with respect to clause (x), complying with the exercise of, or direction by, the Senior Collateral Agent, with respect to clause (y), has delivered such collateral to the Senior Collateral Agent or any of its agents, and, with respect to clause (z), only so long as Applicable Law would prevent such compliance.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY SERVICES COMPANY

LUMINANT ENERGY TRADING CALIFORNIA COMPANY

LUMINANT ET SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT MINING SERVICES COMPANY

LUMINANT POWER SERVICES COMPANY

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

[SIGNATURE PAGE TO SECOND LIEN PLEDGE AGREEMENT]

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAK GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC

OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

TXU SESCO COMPANY LLC

TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

[SIGNATURE PAGE TO SECOND LIEN PLEDGE AGREEMENT]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Julie H. Ramos
Name: Julie Hoffman-Ramos
Title: Senior Associate

[SIGNATURE PAGE TO SECOND LIEN PLEDGE AGREEMENT]

SCHEDULE 1

TO THE SECOND LIEN PLEDGE AGREEMENT

Pledged Shares

Issuer	Record Owner	Beneficial Owner (if different)	Type/Amount of Equity Interest	Certificate No. (if applicable)	Equity Authorized (if applicable)	Equity Issued & Outstanding (if applicable)	Percentage of Equity Pledged
EFH CG Holdings Company LP	Texas Competitive Electric Holdings Company LLC TXU Energy Retail Company LLC Luminant Energy Company LLC Luminant Generation Company LLC		Partnership Texas Competitive Electric Holdings Company LLC – 0.3% TXU Energy Retail Company LLC – 28.4% Luminant Energy Company LLC – 22% Luminant Generation Company LLC – 2.4%	NONE	N/A	N/A	N/A

Schedule 1 – Page 1

	Oncor Electric Delivery Company LLC LSGT Gas Company LLC	Oncor Electric Delivery Company LLC – 19.5% LSGT Gas Company LLC – 5.9%

TCEH Finance, Inc.	Texas Competitive Electric Holdings Company LLC	Stock 100%	NONE	N/A	N/A	100%

Generation MT Company LLC	Texas Competitive Electric Holdings Company LLC	Membership 100%	NONE	N/A	N/A	100%

Luminant Holding Company LLC	Texas Competitive Electric Holdings Company LLC	Membership 100%	3	1,000 shares	1,000 shares	100%

Luminant Energy Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Schedule 1 – Page 2

Luminant ET Services Company	Luminant Energy Company LLC	Stock 100% of 1,000 shares	2	1,000,000	1,000	100%

Luminant Energy Trading California Company	Luminant Energy Company LLC	Stock 100%	3	1,000	10	100%

Generation SVC Company	Luminant Holding Company LLC	Stock 100%	2	1,000,000	1,000	100%

Luminant Energy Services Company	Luminant Holding Company LLC	Stock 100%	3	1,000	1,000	100%

Luminant Power Services Company	Luminant Holding Company LLC	Stock 100%	3	1,000	1,000	100%

Luminant Mining Services Company	Luminant Holding Company LLC	Stock 100%	3	1,000	1,000	100%

Collin Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Valley Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Schedule 1 – Page 3

NCA Resources Development Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Luminant Mineral Development Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Sandow Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Tradinghouse 3 & 4 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Big Brown Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Luminant Generation Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Valley NG Power Company LLC	Luminant Generation Company LLC	Membership 100%	NONE	N/A	N/A	100%

Schedule 1 – Page 4

Fuelco LLC	Luminant Generation Company LLC	Membership 33.34%	NONE	N/A	N/A	N/A

Luminant Renewables Company LLC	Luminant Generation Company LLC	Membership 100%	NONE	N/A	N/A	100%

Monticello 4 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Big Brown Lignite Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Big Brown 3 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Luminant Mining Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Martin Lake 4 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Luminant Big Brown Mining Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Schedule 1 – Page 5

Lake Creek 3 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

DeCordova Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Morgan Creek 7 Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Tradinghouse Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Oak Grove Management Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Oak Grove Power Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Oak Grove Mining Company LLC	Luminant Holding Company LLC	Membership 100%	NONE	N/A	N/A	100%

Schedule 1 – Page 6

TXU Energy Retail Company LLC	Texas Competitive Electric Holdings Company LLC	Membership 100%	NONE	N/A	N/A	100%

TXU SESCO Company LLC	TXU Energy Retail Company LLC	Membership 100%	NONE	N/A	N/A	100%

TXU SESCO Energy Services Company	TXU SESCO Company LLC	Stock 100% of 1,000 shares	1	1,000,000	1,000	100%

TXU Retail Services Company	TXU Energy Retail Company LLC	Stock 100% of 1,000	2	1,000	1,000	100%

TXU Energy Solutions Company LLC	TXU Energy Retail Company LLC	Membership 100%	NONE	N/A	N/A	100%

TXU SEM Company	TXU Energy Solutions Company LLC	Stock 100% of 1,000,000	5	1,000,100	1,000,000	100%

Schedule 1 – Page 7

ANNEX A

TO THE SECOND LIEN PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [                ] to the SECOND LIEN PLEDGE AGREEMENT dated as of October 6, 2010, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”), TCEH Finance, Inc. (“TCEH Finance” and, together with the Company, the “Issuers”), a Delaware corporation and a direct, wholly-owned subsidiary of the Company, each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Issuers are referred to collectively as the “Pledgors”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Second Lien Secured Parties (as defined therein).

A. Reference is made to the Indenture, dated as of October 6, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuers, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company N.A., as Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Pledge Agreement.

C. The Pledgors have entered into the Second Lien Pledge Agreement in order to induce the holders of the Notes to purchase the Notes and to induce the holders of any Additional Second Lien Obligations to make their respective advances thereunder.

D. The undersigned Guarantors (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary held directly by any Additional Pledgor in the future (the “After-acquired Additional Pledged Shares”), and in each case to the extent such Equity Interests are not subject to the last sentence of Section 2 of the Second Lien Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged pursuant to Section 4.18 of the Indenture and/or the equivalent provisions of any Additional Second Lien Agreement, the “Additional Pledged Debt”).

E. Section 11.04 of the Indenture and/or the equivalent provisions of any Additional Second Lien Agreement and Section 9(b) of the Second Lien Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Second Lien Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Second Lien Pledge Agreement to pledge to the Collateral Agent for the benefit of the Second Lien Secured Parties the Additional Pledged Shares and the Additional Pledged Debt and to become a Subsidiary Pledgor under the Second Lien Pledge Agreement as consideration for advances previously made and notes previously purchased and to induce the purchasers of any Additional Second Lien Obligations to make their respective purchases thereunder.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Second Lien Pledge Agreement, each Additional Pledgor by its signature below hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Second Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Second Lien Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Second Lien Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Second Lien Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Second Lien Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Second Lien Pledge Agreement shall be deemed to include each Additional Pledgor. The Second Lien Pledge Agreement is hereby incorporated herein by reference.]1

[1]	Include only for Additional Pledgors that are not already signatories to the Second Lien Pledge Agreement.

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1 and except for Excluded Stock and Stock Equivalents, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests (or 65% of all of the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) in the issuer owned by a Pledgor on the Closing Date.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Permitted Liens and the Lien created by this Supplement to the Second Lien Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, (i) in the case of certificated securities, upon delivery of such certificated securities to the Collateral Agent in the State of New York, with necessary endorsements, and (ii) otherwise, upon the filing of a financing statement in the appropriate jurisdiction(s), shall constitute a fully perfected lien and security interest in the Additional Collateral (in the case of the Stock of Foreign Subsidiaries, to the extent the creation of such security interest in the Stock of Foreign Subsidiaries is governed by the UCC), securing the payment of the Second Lien Obligations, in favor of the Collateral Agent for the benefit of the Second Lien Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Second Lien Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Second Lien Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Second Lien Pledge Agreement. All such notices to any holder of obligations under any Additional Second Lien Agreements shall be given at its address set forth in the Additional Second Lien Secured Party Consent to the Second Lien Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Company.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Collateral Agent (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter, after receipt of the consent of the Company (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person).

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Second Lien Pledge Agreement as of the day and year first above written.

,
as Additional Pledgor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [__] TO SECOND LIEN PLEDGE AGREEMENT]

SCHEDULE 1

TO SUPPLEMENT NO. [    ]

TO THE SECOND LIEN PLEDGE AGREEMENT

Pledged Shares

Record and Beneficial Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date